UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
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☑	Soliciting Material Pursuant to 240.14a-12
Terra Industries Inc.

(Name of Registrant as Specified In Its Charter)

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Filed by Terra Industries Inc.
Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934
Subject Company: Terra Industries Inc.
Commission File No.:001-08520
Terra Employee FAQ

1.	What was announced today?

Today we announced that a definitive merger agreement under which Yara International ASA (“Yara”) will acquire all of the outstanding shares of Terra for US$41.10 per share in cash (approximately $4.1 billion equity value) has been approved by the Board of Directors of Yara and unanimously approved by the Board of Directors of Terra. This means that if all the conditions to the transaction are satisfied, including approval by both companies’ shareholders, Terra would become a wholly-owned subsidiary of Yara, and its stock would cease trading on the New York Stock Exchange.

2.	Who is Yara?

Yara is the world’s largest supplier of plant nutrients. With operations in 50 countries and sales to more than 120, it is a significant provider of fertilizers globally. The company has production sites in 17 countries, but none in the U.S. Yara is also a leading global trader of ammonia.

From its corporate headquarters in Oslo, Norway, Yara runs worldwide production and support operations that employ more than 8,000 people. The Norwegian State is the company’s largest single shareholder with about 36% ownership.

3.	Why is Yara acquiring Terra?

Yara has called this combination of our companies a “perfect fit.” Both companies are strong in nitrogen, and have a complementary geographical footprint. Terra’s ammonia and upgraded fertilizer distribution system in the U.S. will be combined with Yara’s sourcing and optimization capabilities as a leading producer and trader of fertilizer and ammonia.

4.	What will happen to Terra?

At this point in the process, we will work on obtaining the required regulatory and shareholder approvals necessary to close this merger, which we are targeting for the end of the second quarter. During this time, Terra will continue to operate as an independent company and we expect it will be business as usual.

Once the transaction closes, Yara and Terra will work together to integrate Terra’s business and operations into Yara.

5.	How will this transaction benefit employees? How will my job be affected?

Yara shares our strong belief that Terra’s employees are among the company’s most valuable assets. As part of a larger organization, we expect many exciting career opportunities to emerge. This transaction reinforces the value of your service to our customers and stakeholders. Until the transaction closes, which we expect will happen by the end of the second quarter, we do not expect changes in your day-to-day responsibilities.

6.	What happens to my current benefits and compensation?

Following the completion of the transaction, employees’ existing roles, responsibilities and reporting relationships are expected to remain largely the same and compensation and benefits will be the same or comparable in value.

7.	What will happen to Terra’s headquarters? Will any Terra facilities be impacted?

Following close of the transaction, Terra will become a wholly-owned subsidiary of Yara and will be called Yara North America. Yara North America will oversee all North American operations for the combined company, including Yara’s manufacturing and sales facilities in the United States and Canada. Sioux City will become the headquarters of Yara’s North American operations.

8.	Will Terra senior executives join Yara?

Terra’s CEO, Mike Bennett, will remain an integral member of the combined company, serving as President of Yara North America.

9.	What is the plan for integrating the two companies? What will the integration plan look like for the United States? For Europe?

We will establish a joint integration planning team that will begin working to address how best to combine the assets and operations of the two companies. Keep in mind that important considerations for Yara in this transaction are the location of Terra’s nitrogen assets in North America and the people who make the business what it is today.

While it is premature to discuss specifics at this point, our businesses are very complementary in product mix, customer base and geography. We expect these complementary strengths and business knowledge, together with our shared interest in a successful transition, to facilitate a smooth integration process.

10.	Will my reporting relationship remain the same or change?

Reporting relationships are expected to remain largely the same prior to closing. Thereafter, some new reporting relationships may be introduced to better serve customers and Yara’s business goals. These decisions are expected to be communicated as the need arises.

11.	Will Terra employees be asked to relocate?

Since Sioux City will become the headquarters of Yara’s North American operations, we expect that few relocations will be necessary as a result of the transaction. Over the long-term, we believe employees of the combined company will benefit from additional career development and advancement opportunities as the organization continues to grow. Specific relocation opportunities or requests will be a part of the integration plans.

12.	Can I still trade Terra stock after the transaction is completed?

Following the close of the transaction, Terra stock will no longer be publicly traded on the New York Stock Exchange.

13.	Who will handle questions related to stock trades?

Please direct any questions about company stock to Joe Ewing, who can be contacted at 712-277-7305.

14.	When will we change to Yara policies and procedures?

While it is reasonable to expect Terra to eventually transition to many of Yara’s policies and procedures, for now you should continue to follow policies and procedures already in place. At the appropriate time, we will conduct explanatory meetings to review any changes to these policies and procedures prior to implementation.

15.	What will the structure of the combined company be?

Following the close of the transaction, Yara North America will oversee all North American operations for the combined company, with Sioux City becoming the headquarters of Yara’s North American operations.

16.	Will Terra change its name once the transaction is completed?

Following the close of the transaction, Terra will become a wholly-owned subsidiary of Yara and will be called Yara North America.

17.	How will this transaction affect customers?

Our agricultural and industrial customers will continue to rely on the people whom they’ve come to know and trust to provide Terra’s high-quality products and service.

18.	What should I say if I’m asked about the transaction?

Today’s announcement will most certainly garner interest from the media, investors and other interested third parties, so it is particularly important for us to speak with one voice. Should you be contacted by members of the media or financial community regarding this transaction, please forward all investor and media calls to Joe Ewing at 712-277-7305.
Important Information
Terra Industries Inc. (“Terra”) plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement regarding the proposed business combination with Yara International ASA (“Yara”). Investors and security holders are urged to read the proxy statement relating to such business combination and any other relevant documents filed with the SEC (when available), because they will contain important information. Investors and security holders may obtain a free copy of the proxy statement and other documents that Terra files with the SEC (when available) at the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com. In addition, the proxy statement and other documents filed by Terra with the SEC (when available) may be obtained from Terra free of charge by directing a request to Terra Industries Inc., Attn: Investor Relations, Terra Industries Inc., 600 Fourth Street, P.O. Box 6000, Sioux City, IA 51102-6000.
Certain Information Regarding Participants

Terra, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of Terra’s security holders in connection with the proposed business combination with Yara. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Terra’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 27, 2009 and amended on April 28, 2009, its definitive proxy statement for the 2009 Annual Meeting, which was filed with the SEC on October 13, 2009, and its Current Report on Form 8-K filed with the SEC on December 1, 2009. To the extent holdings of Terra securities have changed since the amounts printed in the definitive proxy statement for the 2009 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals can also be obtained from the proxy statement relating to the proposed business combination with Yara when it is filed by Terra with the SEC. These documents (when available) may be obtained free of charge from the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com.
Forward-Looking Statements
Certain statements in this communication may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Terra undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. The forward-looking statements contained herein include statements about the proposed business combination with Yara. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks, uncertainties and assumptions include, among others:
•	the possibility that various closing conditions for the proposed business combination with Yara may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction,

•	the risk that Terra’s shareholders fail to approve the proposed business combination,

•	the risk that Yara’s shareholders fail to approve the proposed capital increase for its rights offering,

•	that risk that the proposed business combination with Yara will not close within the anticipated time period,

•	the risk that disruptions from the proposed business combination with Yara will harm Terra’s relationships with its customers, employees and suppliers,

•	the diversion of management time on issues related to the proposed business combination with Yara,

•	the outcome of any legal proceedings challenging the proposed business combination with Yara,

•	the amount of the costs, fees, expenses and charges related to the proposed business combination with Yara,

•	changes in financial and capital markets,

•	general economic conditions within the agricultural industry,

•	competitive factors and price changes (principally, sales prices of nitrogen and methanol products and natural gas costs),

•	changes in product mix,

•	changes in the seasonality of demand patterns,

•	changes in weather conditions,

•	changes in environmental and other government regulations,
•	changes in agricultural regulations and

•	changes in the securities trading markets.
Additional information as to these factors can be found in Terra’s 2008 Annual Report/10-K and in Terra’s subsequent Quarterly Reports on Form 10-Q, in each case in the sections entitled “Business,” “Risk Factors,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in the Notes to the consolidated financial statements.